SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549



FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  June 24, 1999



FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)


Delaware
(State or Other Jurisdiction of Incorporation)



       001-07699                           95-1948322
(Commission File Number)    (I.R.S. Employer Identification No.)


3125 Myers Street, Riverside, California        92503-5527
(Address of Principal Executive Offices)        (Zip Code)



Registrant's telephone number, including area code: (909) 351-3500


                          N/A
(Former Name or Former Address, if Changed Since Last Report)

__________________________________________________________________

Total of sequentially number pages:  5

The Exhibit Index for this Current Report on Form 8-K is located at sequentially numbered page 4

Item 6.  Resignations of Registrant's Directors.

After learning that he would not be nominated for reelection to the Company's Board of Directors at the Annual Meeting of Shareholders on September 14, 1999 and after having his request for a director severance arrangement in the form of one of the Company's motor homes rejected, on June 21, 1999 Director Andrew Crean forwarded the following letter of resignation to the Company and asked that it be disclosed in the Company's proxy materials:

"I regret that after 25 years a shareholder and 19 years a Director, I feel it necessary to take the following action:
Because I strongly disagree with the change of direction the Company is taking, lack confidence in current management and the newly expanded Board of Directors abilities to conduct the Company's business, and believe that my continued investment in Fleetwood's common stock now to be at risk, I have sold back to the company most of my holdings in it's common stock, and do hereby resign as a Director of Fleetwood Enterprises, Inc., effective immediately."

Mr. Crean and his father, the Company's founder and, until January, 1998 when he resigned and sold his Fleetwood stock back to the Company, Chairman of the Board and Chief Executive Officer, have long believed that the Company should grow only through equity and internally generated funds, should retain a substantial amount of liquidity to protect against a depression or serious recession and should protect its ability to pay a substantial dividend regardless of economic conditions. In furtherance of these principles, they have disagreed with the use of leverage by the Company, the entry of the Company into the retail manufactured housing business and consideration by the Company of a substantial acquisition. The management and Board of Directors of the Company believe that consideration of such strategies is necessary to permit growth of the Company and enhance long-term shareholder value.




                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   FLEETWOOD ENTERPRISES, INC.
                                   a Delaware corporation



                                   By:__________________________
                                   William H. Lear, Secretary

Dated:  June 24, 1999



EXHIBIT INDEX

Exhibit                                                    Sequentially
Number                    Description                     Numbered Page
-----------------------------------------------------------------------
   1              Letter of Resignation                          5